SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 8, 2009 (May 8, 2009)

Calgon Carbon Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717 Pittsburgh, Pennsylvania	15230-0717
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (412) 787-6700

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01.                                Entry into a Material Definitive Agreement.

On May 8, 2009, Calgon Carbon Corporation (the “Company”) and certain of its domestic subsidiaries entered into a Credit Agreement, dated as of May 8, 2009 (the “Credit Agreement”), by and among the Company, the guarantors party thereto, the lenders party thereto and First Commonwealth Bank, as administrative and collateral agent (the “Agent”).  The Credit Agreement replaces the Company’s prior Credit Agreement, dated as of August 18, 2006 (as amended, the “Prior Credit Agreement”), among the Company, the other borrowers party thereto, the loan guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as European Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger.  Concurrently with the closing under the Credit Agreement, the Company paid in full its obligations under the Prior Credit Agreement, other than letter of credit and swap obligations which will be cash collateralized at JPMorgan Chase Bank, N.A., and terminated the Prior Credit Agreement.  The Company was in compliance with all applicable financial covenants and other restrictions under the Prior Credit Facility as of the effective date of its termination.  Item 1.02 below contains a more detailed discussion of the Prior Credit Facility and is incorporated herein by reference.

The Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) which initially is a $95.0 million facility and which expires on May 8, 2014.  So long as no event of default has occurred and is continuing, the Company from time to time may request one or more increases in the total revolving credit commitment under the Revolving Credit Facility of up to $30.0 million in the aggregate.  No assurance can be given, however, that the total revolving credit commitment will be increased above $95.0 million.  Availability under the Revolving Credit Facility is conditioned upon various customary conditions.  A quarterly nonrefundable commitment fee is payable by the Company based on the unused availability under the Revolving Credit Facility.  Any outstanding borrowings under the Revolving Credit Facility on July 2, 2012, up to $50.0 million, automatically will convert to a term loan maturing on May 8, 2014 (the “Term Loan”), with the total revolving credit commitment under the Revolving Credit Facility being reduced at that time by the amount of the Term Loan.

The interest rate on amounts owed under the Term Loan and the Revolving Credit Facility will be, at the Company’s option, either (i) a fluctuating base rate based on the highest of (A) the prime rate announced from time to time by the Agent, (B) the rate announced by the Federal Reserve Bank of New York on that day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day plus 3.00% and (C) a daily LIBOR rate plus 2.75%, or (ii) a rate based on the average published LIBOR rates for comparable borrowings and reserve requirements prescribed by the Board of Governors of the Federal Reserve System of the United States.  A margin may be added to the applicable interest rate based on the Company’s leverage ratio as set forth in the Credit Agreement.

Certain of the Company’s domestic subsidiaries unconditionally guarantee all indebtedness and obligations related to borrowings under the Term Loan and the Revolving Credit Facility.  The Company’s obligations under the Term Loan and the Revolving Credit Facility are secured by a first perfected security interest in certain of the domestic assets of the Company and the subsidiary guarantors, including certain real property, inventory, accounts receivable, equipment and capital stock of the Company’s domestic subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, investments, mergers and acquisitions, dispositions of assets and transactions with affiliates.  The Credit Agreement also provides for customary events of default, including failure to pay principal or interest when due, failure to comply with covenants, the fact that any representation or warranty made by the Company is false or misleading in any material respect, certain insolvency or receivership events affecting the Company and its subsidiaries and a change in control of the Company.  If an event of default occurs, the lenders will be under no further obligations to make loans or issue letters of credit.  Upon the occurrence of certain events of default, all outstanding obligations of the Company automatically will become immediately due and payable, and other events of default will allow the Agent to declare all or any portion of the outstanding obligations of the Company to be immediately due and payable.

The foregoing is a summary of the material terms and conditions of the Credit Agreement and not a complete discussion of the document.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement which will be attached to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Item 1.02                             Termination of a Material Definitive Agreement

Effective May 8, 2009, the Prior Credit Agreement was terminated.  The Prior Credit Agreement was due to expire in May 2011 and was replaced with the Credit Agreement described under Item 1.01 above.  The Prior Credit Agreement provided for a revolving credit facility with maximum borrowings of $60 million and was subject to a floating interest rate based on LIBOR, with other interest rate options available to the Company.  A quarterly nonrefundable commitment fee was payable by the Company based on the unused availability.  The Prior Credit Agreement contained customary financial and other covenants and events of default.  The Company expects to write off deferred costs of approximately $0.5 million, after-tax related to the Prior Credit Agreement.

The foregoing is a summary of the material terms and conditions of the Prior Credit Agreement and not a complete discussion of the document.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Prior Credit Agreement, which is incorporated herein by reference to (i) Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2006, (ii) Exhibit 10.11 to the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2006, (iii) Exhibit 99.1 to the Company’s Quarter Report on Form 10-Q for its fiscal quarter ended March 31, 2007, (iv) Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 15, 2008 and (v) Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2008.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION

Dated: May 11, 2009	By:	/s/ Leroy M. Ball
Leroy M. Ball
Senior Vice President and Chief Financial Officer